UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
CONNETICS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)
(650) 843-2800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously announced, on May 19, 2006, due to the delay in filing its Form 10-Q for the period ended March 31, 2006, Connetics Corporation, or the Company, received a Nasdaq Staff Determination Notice from the Nasdaq Stock Market Listing Qualifications Department indicating that the Company’s common stock was subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). On July 25, 2006, the Company filed its Form 10-Q with the Securities and Exchange Commission.
On July 31, 2006, the Nasdaq Stock Market notified the Company that based on information provided by the Company, the Panel has found the Company to be in full compliance with the Nasdaq Marketplace Rules, and that accordingly, the Panel has determined to continue the listing of Connetics’ common stock on The Nasdaq Global Market (formerly known as the Nasdaq National Market).
On August 1, 2006, the Company announced the above by press release, a copy of which is attached as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 1, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ Katrina J. Church
Katrina J. Church
Executive Vice President, Legal Affairs General Counsel and Secretary

Date: August 1, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 1, 2006